Exhibit 99.1

FOR IMMEDIATE RELEASE

1401 Highway 62-65 North	FOR FURTHER INFORMATION CONTACT:
P O Box 550	Larry J. Brandt/CEO
Harrison, AR 72602	Dabbs Cavin/President
Sherri Billings/CFO
870.741.7641

FIRST FEDERAL BANCSHARES ANNOUNCES COMPLETION OF

$8.7 MILLION COMMON STOCK RIGHTS OFFERING

HARRISON, AR (June 27, 2011): First Federal Bancshares of Arkansas, Inc. (NASDAQ: FFBH) (the “Company”), the holding company for First Federal Bank (the “Bank”), today announced that its common stock rights offering (the “Rights Offering”), which expired at 5:00 p.m., Eastern time, on June 21, 2011, is fully subscribed based on preliminary results. Pursuant to the Rights Offering, the Company will issue approximately 2,908,071 shares of its common stock, the maximum number of shares available for issuance in the Rights Offering.  The total gross proceeds to the Company from the Rights Offering will be approximately $8.7 million.

Rights were exercised at $3.00 per share, the same price per share paid by Bear State Financial Holdings, LLC (“Bear State”), who purchased 15,425,262 shares of the Company’s common stock in a private placement offering that occurred on May 3, 2011.  Because the Rights Offering is fully subscribed based on preliminary results, Bear State will not be required to backstop the Rights Offering by purchasing any unsubscribed shares from the Company in a second private placement.  The Company plans to use the proceeds of the Rights Offering to make capital contributions to the Bank and for other general corporate purposes.

About First Federal Bancshares

First Federal Bancshares of Arkansas, Inc. is a unitary savings and loan holding company for the Bank.  The Bank is a community bank serving consumers and businesses in Northcentral and Northwest Arkansas with a full range of checking, savings, investment, and loan products and services. The Bank, founded in 1934, conducts business from 18 full-service branch locations, one stand-alone loan production office, and 29 ATMs located in Northcentral and Northwest Arkansas. For information on all the products and services the Bank offers, visit www.ffbh.com or contact the Bank’s Account Information Center at 870-365-8329 or 866-AIC-FFBH toll free or by email at aic@ffbh.com.

Caution about Forward-Looking Statements

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.  All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about the closing of the Rights Offering, amount and use of Rights Offering proceeds, implementation of the backstop commitment by Bear State, and statements of expectations and statements of assumptions underlying any of the foregoing.  Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements.  Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management.  The Company’s actual results may differ materially from those contemplated by the forward-looking statements.  The Company cautions you therefore against relying on any of these forward-looking statements.  These statements are neither statements of historical fact nor guarantees or assurances of future performance.

Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, those described in the cautionary language included under the heading “Risk Factors” in (i) the Company’s final prospectus related to the Rights Offering, (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed on March 16, 2011, (iii) the Company’s Quarterly Report on Forms 10-Q for the quarter ended March 31, 2011 filed on May 2, 2011, and (iv) other filings with the SEC.

Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, whether as a result of new information, future developments or otherwise, except as may be required by law.

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